UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

Li-Cycle Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Province of Ontario, Canada	001-40733	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queens Quay West, Suite 590, Toronto, ON M5J IA7, Canada

(Address of principal executive offices, including zip code)

(877) 542-9253

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	LICY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

As previously disclosed on a Current Report on Form 8-K filed by Li-Cycle Holdings Corp. (the “Company”) on May 24, 2024, the Company held its annual general and special meeting of shareholders on May 23, 2024 (the “Meeting”) and, at the Meeting, the Company’s shareholders approved an amendment to the Company’s articles to (1) consolidate all of the issued and outstanding common shares of the Company (the “Shares”) on the basis of not more than one post-consolidation Share for every two pre-consolidation Shares and not less than one post-consolidation Share for every eight pre-consolidation Shares, with the consolidation ratio to be determined by the Company’s Board of Directors (the “Board”) in its sole discretion, if at all, at any time before the next annual meeting of shareholders; and (2) provide that any fractional Shares resulting from such consolidation of the Shares will be deemed, immediately after the consolidation of the Shares, to have been tendered by the holder thereof to the Company for cancellation, and cancelled by the Company for no consideration.

The Board subsequently approved effecting a share consolidation, effective as of June 3, 2024, and fixed the consolidation ratio for the share consolidation at one post-consolidation Share for every eight pre-consolidation Shares. On June 3, 2024, the Company obtained the certificate of amendment in respect of the articles of amendment filed to effect the Share Consolidation (as defined below) attached hereto as Exhibit 3.1 from the Ontario Ministry of Public and Business Service Delivery (the “Certificate of Amendment”). The Certificate of Amendment effected a share consolidation of all the Shares of the Company at a ratio of one post-consolidation Share for every eight pre-consolidation Shares (the “Share Consolidation”), effective on June 3, 2024.

As of the date of this Current Report on Form 8-K (the “Report”), the Company had 179,966,035 Shares immediately prior to the Share Consolidation. As a result of the Share Consolidation, every eight (8) Shares have been automatically consolidated into one (1) Share. Any fractional Shares resulting from the Share Consolidation have been deemed to have been tendered by the holder thereof immediately following the Share Consolidation to the Company for cancellation for no consideration. As a result of the Share Consolidation, there were approximately 22,495,754 Shares issued and outstanding immediately following the Share Consolidation. The Share Consolidation does not affect the total number of authorized Shares or modify any voting rights or other terms of the Shares. The Company expects that its Shares will begin trading on the New York Stock Exchange on a post-consolidation basis under the Company’s existing trading symbol, “LICY,” when the market opens on June 4, 2024 and the new CUSIP identifier for the Shares following the Share Consolidation will be 50202P204.

As a result of the Share Consolidation, the exercise or conversion price and the number of Shares issuable under any of the Company’s outstanding securities that are exercisable or convertible into Shares, including under equity awards, warrants, rights, convertible notes and other similar securities, will be proportionally adjusted in accordance with the terms of such securities.

For more information about the Share Consolidation, see the definitive proxy statement for the Meeting filed by the Company with the Securities and Exchange Commission on April 12, 2024, the relevant portions of which are incorporated herein by reference (the “2024 Proxy Statement”). The description of the Certificate of Amendment in the 2024 Proxy Statement and in this Report are both qualified in their entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 3.03 of this Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 3, 2024, the Company issued a press release announcing the completion of the Share Consolidation. A copy of the Company’s press release is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act.

The following Exhibits are filed as part of this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

3.1	Certificate of Amendment of Li-Cycle Holdings Corp. received from Ministry of Public and Business Service Delivery (Ontario) on June 3, 2024.

99.1	Press Release of Li-Cycle Holdings Corp. dated June 3, 2024.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

	By:	/s/ Ajay Kochhar
	Name:	Ajay Kochhar
	Title:	Co-Founder, President & CEO and Director
Date: June 3, 2024